Exhibit 10.2

THIRD AMENDMENT TO ASSET TRANSFER AND LICENSE AGREEMENT

This Third Amendment to Asset Transfer and License Agreement (this “Third Amendment”), dated August 17, 2020, entered into by and between Alkermes Pharma Ireland Limited, a private company limited by shares and incorporated in Ireland (“APIL”), Baudax Bio, Inc., a Pennsylvania corporation (“Baudax”) and Recro Gainesville LLC, a Massachusetts limited liability company (as successor to Recro Technology LLC f/k/a DV Technology LLC) (“Recro Gainesville” and together with Baudax and APIL, the “Parties”), amends that certain Asset Transfer and License Agreement, dated as of April 10, 2015 and amended on each of December 23, 2015 and December 20, 2018, by and among APIL and Recro Gainesville (and partially assigned to Baudax as set forth below) (as so amended and partially assigned, the “Agreement”).

RECITALS:

WHEREAS, the Agreement was originally entered into between APIL and DV Technology LLC;

WHEREAS, DV Technology LLC was subsequently merged with and into Recro Gainesville, and Recro Gainesville assumed the rights and obligations of DV Technology LLC as “Purchaser” under the Agreement;

WHEREAS, pursuant to that certain Partial Assignment, Assumption and Bifurcation Agreement by and among Recro Gainesville, Baudax and APIL (the “Bifurcation Agreement”), certain of Recro Gainesville’s rights and obligations under the Agreement were assigned to, and assumed by, Baudax, including without limitation Recro Gainesville’s obligations as “Purchaser” in respect of the Earn-Out Products, as set forth in Exhibit D to the Agreement;

WHEREAS, pursuant to the Agreement and the Bifurcation Agreement, Baudax is obligated to pay to APIL the Earn-Out Consideration set forth in Exhibit D to the Agreement, which Earn-Out Consideration was initially set forth in Exhibit E to that certain Purchase and Sale Agreement, dated as of March 7, 2015, and amended on each of December 8, 2016 and December 20, 2018, by and among Recro Gainesville (as successor to Recro Pharma LLC), Recro Pharma, Inc., APIL, Alkermes US Holdings, Inc. (as successor to Eagle Holdings USA, Inc.) and Daravita Limited (the “P&S Agreement”);

WHEREAS, pursuant to Section 11 of the Agreement, APIL, Baudax and Recro Gainesville now desire to amend Exhibit D to the Agreement as set forth herein; and

WHEREAS, concurrently with this Third Amendment, the P&S Agreement is being amended to modify Exhibit E thereto in a manner that mirrors the amendments to Exhibit D of the Agreement reflected herein.

NOW, THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the Parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. Capitalized terms used but not defined in this Third Amendment shall have the meanings ascribed to them in the Agreement.

ARTICLE II

AMENDMENT

2.1 Exhibit D. Section 2.1(a) of Exhibit D to the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Development Milestone Earn-Out Consideration.

(i) The following amounts (“Development Milestone Earn-Out Consideration”) shall be payable in accordance with Section 5 of the Agreement and this Exhibit D upon achievement of the following events (“Development Milestones”) by Purchaser and its Affiliates, licensees and sublicensees, and shall be non-refundable and non-creditable and not subject to deduction or set-off:

(A) Within thirty (30) calendar days following December 20, 2018, Purchaser shall pay to APIL Five Million U.S. Dollars (US$5,000,000.00) and within thirty (30) calendar days following March 24, 2019, Purchaser shall pay to APIL Five Million U.S. Dollars (US$5,000,000.00); and (B) the following amounts:

Development Milestone	Amount of Development Milestone Earn-Out Consideration (U.S. Dollars)
Approval of an NDA for the first Earn-Out Product (the “First Approval”)	$5,000,000.00
First anniversary of the First Approval	$6,429,000.00
Second anniversary of the First Approval	$6,429,000.00
Third anniversary of the First Approval	$6,429,000.00
Fourth anniversary of the First Approval	$6,429,000.00
Fifth anniversary of the First Approval	$6,429,000.00
Sixth anniversary of the First Approval	$6,429,000.00
Seventh anniversary of the First Approval	$6,429,000.00

(ii) Purchaser shall notify and pay to APIL (A) with respect to the Development Milestone Earn-Out Consideration payable upon the First Approval, (x) Two Million Five Hundred Thousand U.S. Dollars (US$2,500,000.00) of such payment amount on or prior to August 18, 2020, (y) One Million Sixty Thousand U.S. Dollars (US$1,060,000.00) of such payment amount on or prior to December 20,

2020 and (z) One Million Four Hundred Forty Thousand U.S. Dollars (US$1,440,000.00) of such payment amount on or prior to June 20, 2021 and (B) each Development Milestone Earn-Out Consideration payment other than the First Approval payment within thirty (30) calendar days after the occurrence of the corresponding Development Milestone. Each payment made pursuant to Section 2.1(a) of this Exhibit D shall be made by wire transfer of immediately available funds to such account or accounts as are designated in writing by APIL.”

ARTICLE III

GENERAL

3.1 Bifurcation Agreement. The Parties acknowledge that, pursuant to the Bifurcation Agreement, the Assigned Rights and Obligations (as defined in the Bifurcation Agreement) were irrevocably assigned, conveyed and transferred by Recro Gainesville to Baudax. The Parties further acknowledge and agree that any future amendments, waivers and modifications to the Agreement with respect to the Assigned Rights and Obligations may be made by written agreement of Baudax and APIL only and do not require the agreement, consent, waiver or signature of Recro Gainesville.

3.2 Integration; Modification. Except as amended by this Third Amendment, the Agreement shall remain in full force and effect in accordance with its terms. In the event of a conflict between the provisions of the Agreement and those of this Third Amendment, this Third Amendment shall control. This Third Amendment, together with the Agreement, represent the entire agreement between the Parties regarding the subject matter hereof. No amendment or modification of the terms and conditions of this Third Amendment shall be binding on any party hereto unless reduced to a writing referencing this Third Amendment and signed by an authorized representative of the party(ies) to be bound.

3.3 Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any principles, statutory provisions or other rules of choice of law that would require the application of the laws of a different state or country.

3.4 Counterparts. This Third Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one agreement binding on the Parties. Signatures provided by facsimile transmission or in PDF or similar digital image format sent by electronic mail shall be deemed to be original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Parties has caused its duly authorized representative to execute this Third Amendment as of the date first set forth above.

ALKERMES PHARMA IRELAND LIMITED

By	/s/ Richie Paul
Name: Richie Paul
Title: Director

BAUDAX BIO, INC.

By	/s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Chief Financial Officer

RECRO GAINESVILLE LLC

By	/s/ Gerri Henwood
Name: Gerri Henwood
Title: Chief Executive Officer and Director

[Signature Page to Third Amendment to Asset Transfer and License Agreement]